Exhibit 99.1

EXECUTIVE EMPLOYMENT AND NON-COMPETITION AGREEMENT

This Executive Employment and Non-Competition Agreement (the “Agreement”) by and between Albert Tylis (“Executive”) and NorthStar Realty Finance Corp. (the “Company”), is dated as of October 4, 2007 (the “Effective Date”).

WHEREAS, Executive and the Company desire to memorialize the terms and conditions related to Executive’s employment by the Company herein.

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Agreements Between the Parties.  This Agreement is intended to memorialize all of the terms and conditions of Executive’s employment by the Company.

2.             Employment.

(a)           Term.  The Company shall employ Executive, and Executive agrees to be employed with the Company, upon the terms and conditions set forth in this Agreement, for the period beginning on the Effective Date and ending on the third anniversary of the Effective Date (the “Employment Period”); provided, however, that commencing on the third anniversary of the Effective Date and on each subsequent anniversary of the Effective Date (each such anniversary, a “Renewal Date”), the Employment Period shall automatically be extended for one additional year unless, not later than ninety (90) days prior to such Renewal Date, the Company or Executive shall have given written notice not to extend the Employment Period; provided, further, however, that the Employment Period shall be subject to earlier termination as provided in Section 5(b) hereof (the “Term”).

(b)           Base Salary.  Executive’s initial base salary shall be $400,000 per annum (pro-rated for partial calendar years), payable in equal bi-monthly installments (as in effect from time to time, the “Base Salary”).  In subsequent years of the Term, the Base Salary shall be subject to annual review and adjustment from time to time by the compensation committee of the Company’s board of directors (the “Compensation Committee”), taking into account such factors as the Compensation Committee deems appropriate, including but not limited to the salaries of executive officers having similar titles and performing similar functions at comparable companies.

(c)           Annual Cash Bonus.  For fiscal years during Executive’s employment with the Company, Executive shall participate in an annual cash incentive compensation plan as adopted and approved by the board of directors of the Company or a committee thereof acting pursuant to the authority of the board of directors of the Company (the “Board”) from time to time, with applicable corporate and individual performance targets and maximum award amounts determined by the Board upon recommendation of the Company’s Chief Executive Officer (the “Annual Cash Bonus”).

Any Annual Cash Bonus payable to Executive will be paid at the time the Company normally pays such bonuses to its senior executives, but in no event later than 90 days following the end of the applicable fiscal year, and will be subject to the terms and conditions of the applicable annual cash incentive compensation plan.

(d)           Long Term Incentive Plan.  During Executive’s employment with the Company, Executive shall be eligible to receive long term equity incentive compensation awards (which may consist of restricted stock, stock options, stock appreciation rights or other types of equity or cash bonus awards, as determined by the Board in its discretion) pursuant to the Company’s equity incentive compensation plans and programs in effect from time to time including, without limitation, the Company’s 2004 Omnibus Stock Incentive Plan and the 2006 Outperformance Plan.  These awards shall be granted in the discretion of the Board and shall include such terms and conditions (including performance objectives) as the Board deems appropriate.

(e)           Vacation.  Executive shall be eligible for four weeks of annual vacation to be accrued and payable in accordance with the Company’s policy with respect to senior executives.

(f)            Indemnification.  To the fullest extent permitted by law, the Company will indemnify Executive against any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, arising by reason of Executive’s status as a current or former director, officer, employee and/or agent of the Company, any subsidiary or affiliate of the Company or any other entity to which the Company appoints Executive to serve as a director or officer.  Executive shall be covered under any director and officer insurance policy obtained by the Company, if any, and shall be entitled to benefit from any officer indemnification arrangements adopted by the Company, if any, to the same extent as other directors or senior executive officers of the Company (including the right to such coverage or benefit following Executive’s employment to the extent liability continues to exist).  However, Executive agrees to repay any expenses paid or reimbursed by the Company if it is ultimately determined that Executive is not legally entitled to be indemnified by the Company.

(g)           Other Benefits.  In addition, Executive will be eligible to participate in all fringe benefit plans and retirement plans of the Company, as are generally available to the other senior management employees of the Company, such as health insurance plans, disability insurance plans, life insurance plans, expense reimbursement and the Company’s 401(k) retirement plan.

3.             Duties of Executive.

(a)           Duties of Position.  During the Employment Period, Executive shall serve as Executive Vice President, General Counsel and Secretary of the Company.  Executive shall perform such duties and responsibilities, consistent with Executive’s title, training and experience, as are from time to time reasonably assigned to Executive by the Chief

Executive Officer of the Company.  Executive shall report directly to the Chief Executive Officer of the Company.  Executive agrees to devote all of Executive’s business time, attention and energies to the performance of the duties assigned to Executive hereunder, and to perform such duties faithfully, diligently and to the best of Executive’s abilities and subject to such laws, rules, regulations and policies from time to time applicable to the Company’s employees.  The Company may assign all or a portion of its rights and obligations under this agreement to any of its affiliates or enter into an agreement with any of its affiliates that provides that Executive will perform services on behalf of such affiliate and Executive agrees to provide such services, as directed by the Company.

(b)           Confidential Information.  Executive shall hold in confidence for the benefit of the Company all of the information (other than information concerning corporate opportunities) and business secrets in respect of the Company and all of its affiliates, including, but not limited to, all information and data relating to or concerned with the business, finances, pending transactions and other affairs of the Company and all of its affiliates, and Executive shall not at any time before or after Executive’s employment by the Company is terminated for any reason, or Executive resigns for any reason, willfully use or disclose or divulge any such information or data to any other Person (as defined below) except (i) with the prior written consent of the Company, (ii) to the extent necessary to comply with applicable law or the valid order of a court of competent jurisdiction, in which event Executive shall notify the Company as promptly as reasonably practicable (and, if possible, prior to making such disclosure) and (iii) in the performance of Executive’s duties hereunder.  With respect to information concerning corporate opportunities of the Company and all of its affiliates that are developed, initiated or become known to Executive during his employment with the Company, Executive shall hold in confidence for the benefit of the Company all of such information in respect of the Company and all of its affiliates, including, but not limited to, all information and data relating to or concerned with such opportunities of the Company and all of its affiliates, and Executive shall not at any time before or within one (1) year after Executive’s employment by the Company is terminated for any reason, or Executive resigns for any reason, willfully use or disclose or divulge any information relating to any such corporate opportunities to or for the benefit of Executive or any other Person (as defined below) except (i) with the prior written consent of the Company, (ii) to the extent necessary to comply with applicable law or the valid order of a court of competent jurisdiction, in which event Executive shall notify the Company as promptly as reasonably practicable (and, if possible, prior to making such disclosure) and (iii) in the performance of Executive’s duties hereunder.  The foregoing provisions of this Section 3(b) shall not apply to any information or data which has been previously disclosed to the public or is otherwise in the public domain in each case other than as a result of the breach by Executive of his obligations under this Section 3(b).  For purposes of this Agreement, “Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, other entity or “group” (as defined in the Securities Exchange Act of 1934).

4.             Termination of Employment.  Executive’s employment hereunder may be terminated in accordance with this Section 4.

(a)           Death.  Executive’s employment hereunder shall terminate upon his death.

(b)           Disability.  If, as a result of Executive’s incapacity due to physical or mental illness, Executive shall have been absent from the full-time performance of his duties hereunder for the entire period of six consecutive months, and within thirty (30) days after written Notice of Termination (as defined in Section 5(a)) is given shall not have returned to the performance of his duties hereunder on a full-time basis, the Company may terminate Executive’s employment hereunder for “Disability.”

(c)           Cause.  The Company may terminate Executive’s employment hereunder for Cause.  For purposes of this Agreement, the Company shall have “Cause” to terminate Executive’s employment hereunder upon the occurrence of any of the following events:

(i)            the conviction of, or a plea of nolo contendere by, Executive for the commission of a felony;

(ii)           continuing willful failure for ten (10) business days to substantially perform his duties hereunder (other than such failure resulting from Executive’s incapacity due to physical or mental illness or subsequent to the issuance of a Notice of Termination by Executive for Good Reason) after demand for substantial performance is delivered by the Company in writing that specifically identifies the manner in which the Company believes Executive has not substantially performed his duties; or

(iii)          willful misconduct by Executive (including, but not limited to, breach by Executive of the provisions of Section 7) that is demonstrably and materially injurious to the Company or its subsidiaries.

(d)           Good Reason.  Executive may terminate his employment hereunder for “Good Reason” within thirty (30) days after the occurrence, without his written consent, of one of the following events that has not been cured within ten (10) business days after written notice thereof has been given by Executive to the Company:

(i)            the assignment to Executive of duties materially inconsistent with his status as a senior executive officer of the Company or the Executive is directed to directly report to other than the Board or the Company’s Chief Executive Officer (or the board of directors or chief executive officer of the Successor Person following a Change of Control pursuant to clause (i), (ii) or (iv) of the definition thereof);

(ii)           following a Change of Control pursuant to clause (i), (ii) or (iv) of the definition thereof, the assignment to Executive of duties with the Successor Person inconsistent with Executive’s title, position, status, reporting relationships, authority, duties or responsibilities to the Company as contemplated by Section 3(a) (including, without limitation, if Executive is not an Executive Vice President and the General Counsel of the Successor Person), or any other action by the Successor Person which results in a diminution in Executive’s title, position, status, reporting relationships, authority, duties or responsibilities, other than insubstantial or inadvertent actions not taken in bad faith which are remedied by the Successor Person or the Company promptly after receipt of notice thereof given by Executive;

(iii)          a reduction by the Company in Executive’s Base Salary or a failure by the Company to pay any Base Salary or contractually committed cash bonus payment amounts when due;

(iv)          the requirement by the Company that the principal place of performance of Executive’s services be at a location more than fifty (50) miles from the greater New York City metropolitan area;

(v)           any purported termination of Executive’s employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 5(a);

(vi)          a material failure by the Company to comply with any other material provision of this Agreement.

(e)           Change of Control.  For the purposes hereof, a “Change of Control” of the Company shall be deemed to have occurred if an event set forth in any one of the following paragraphs (i) - (v) shall have occurred:

(i)            any Person is or becomes Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the then outstanding securities of the Company, excluding (A) any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (x) of paragraph (ii) below, and (B) any Person who becomes such a Beneficial Owner through the issuance of such securities with respect to purchases made directly from the Company; or

(ii)           the consummation of a merger or consolidation of the Company with any other Person or the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) fifty percent (50%) or more of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the then outstanding securities of the Company;

(iii)          the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company;

(iv)          the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all of the assets of the Company; or

(v)           individuals who, on the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Effective Date, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director.

For purposes of this Agreement, (1) “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act and (2) “Successor Person” shall mean (A) the Person who is or becomes Beneficial Owner of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the then outstanding securities of the Company as a result of a Change of Control pursuant to clause (i) of the definition thereof; (B) the Person controlling the Person surviving or resulting from the consummation of a merger or consolidation of the Company with any other Person as a result of a Change of Control pursuant to clause (ii) of the definition thereof, or (C) the Person that is the purchaser or other transferee of all or substantially all of the assets of the Company following a sale or disposition by the Company of all or substantially all of the assets of the Company pursuant to clause (iv) of the definition thereof.

(f)            The Company may terminate Executive’s employment at any time for any reason, including without Cause.  Executive may terminate Executive’s employment at any time for any reason, including without Good Reason, upon thirty (30) days’ advance written notice to the Company.

(g)           The Company shall not be required to make the payments and provide the benefits specified in Section 6 below unless Executive executes and delivers to the Company an agreement releasing the Company, its affiliates and its officers, directors and employees from all liability (other than the payments and benefits under this Agreement) (the “Release Agreement”); provided, however, that the Company shall release Executive from all liability to the Company and its affiliates that any Board members (other than Executive) have actual knowledge of on the Date of Termination under the Release Agreement.

(h)           Unless the Company agrees in writing to waive this requirement, upon the termination of Executive’s employment for any reason, Executive agrees to promptly resign from (i) office as a director of the Company, any subsidiary or affiliate of the Company or any other entity to which the Company appoints Executive to serve as a director, (ii) from all offices held by Executive in any or all of such entities in clause (i) above, and (iii) all fiduciary positions (including as trustee) held by Executive with respect to any pension plans or trusts established by any such entities in clause (i) above.

5.             Termination Procedure.

(a)           Notice of Termination.  Any termination of Executive’s employment by the Company or by Executive (other than termination pursuant to Section 6(a) hereof) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 12.  For purposes of this Agreement, a “Notice of Termination” shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated.

(b)           Effect of Date of Termination.  “Date of Termination” of this Agreement shall mean (i) if the Term of this Agreement expires without renewal as of the third anniversary of the Effective Date or any subsequent Renewal Date, the date of such expiration, (ii) if Executive’s employment is terminated pursuant to Section 4(a) above, the date of Executive’s death, (iii) if Executive’s employment is terminated pursuant to Section 4(b) above, thirty (30) days after delivery to Executive of Notice of Termination (provided that Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period), (iv) if Executive’s employment is terminated pursuant to Sections 4(c) and 4(f) above, the date specified in the Notice of Termination, and (v) if Executive’s employment is terminated pursuant to Section 4(d) above, the date on which a Notice of Termination is given or any later date (within 30 days) set forth in such Notice of Termination, provided, however, that, if within thirty (30) days after any Notice of Termination is given pursuant to Section 4(d)(iii) above, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding and final arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).  Upon the Date of Termination, the Term of this Agreement shall expire and the Company shall have no further obligation to Executive except to the extent Executive is otherwise entitled to any unpaid salary or benefits hereunder and insurance coverage in accordance with applicable law; provided that the provisions set forth in Sections 2(f), 3(b), 6(b), 6(c), 6(d), 7, 13, 14 and 15 hereof and this Section 5(b) shall remain in full force and effect after the termination of Executive’s employment, notwithstanding the expiration of the Term of or termination of this Agreement.

6.             Obligations of the Company Upon Termination of Employment.

(a)           Expiration of Term and Nonrenewal by Executive, By the Company for Cause or by Executive without Good Reason.  If Executive’s employment shall be terminated (i) due to and upon expiration of the Term of this Agreement because Executive shall have given written notice not to extend the Employment Period pursuant to Section 2(a), (ii) by the Company for Cause or (ii) by Executive without Good Reason, then the Company shall pay Executive his Base Salary (at the rate in effect at the time Notice of Termination is given) through the Date of Termination within 30 days after the Date of Termination, and the Company shall have no additional obligations to Executive under this Agreement.

(b)           Death; Disability.  If, during the Employment Period, Executive’s employment shall terminate on account of death (other than on account of death after delivery of a valid Notice of Termination for Cause or by Executive without Good Reason) or Disability, except as provided in Section 2(f), the Company shall have no further obligations to Executive other than to provide Executive (or his estate):

(i)            within 30 days after the Date of Termination the sum of (A) the executive’s Base Salary through the Date of Termination to the extent theretofore unpaid plus (B) 1.0 times Executive’s Base Salary at the rate in effect at the Date of Termination;

(ii)           within 30 days after the Date of Termination a pro-rated bonus based upon the number of days in the year of termination through the Date of Termination relative to 365 and the target Annual Bonus in the year the Date of Termination occurs;

(iii)          the health benefits set forth under Other Benefits in Section 2(g) for a one year period from the Date of Termination;

(iv)          full vesting of all Company equity awards as of the Date of Termination; and

(v)           continuing exercisability of all stock options and stock appreciation rights for the lesser of (x) 12 months after the Date of Termination or (y) the remainder of their term.

(c)           For any other reason.  If, during the Employment Period, Executive’s employment shall terminate for any reason other than those provided in Section 6(a) or 6(b) above (including due to and upon expiration of the Term of this Agreement because the Company shall have given written notice not to extend the Employment Period pursuant to Section 2(a)), except as provided in Sections 2(f) and 6(d), the Company shall have no further obligations to Executive other than:

(i)            the Company shall pay to Executive in a lump sum in cash within 30 days after the Date of Termination an amount equal to the sum of (A) the amount equal to Executive’s Base Salary through the Date of Termination to the extent theretofore unpaid plus (B) 1.5 times Executive’s total compensation in effect prior to the Date of Termination (using for this purpose, (x) Executive’s Base Salary at the rate in effect on the Date of Termination, and (y) the average of the annual bonuses (including Annual Cash Bonuses and annual bonuses paid in LTIPs or other securities) earned for the three years prior to the year in which the Date of Termination occurs; provided that if Executive was not employed for three full calendar years prior to the year in which the Date of Termination occurs, the average for purposes of clause (y) shall be computed based on (i) each full calendar year in which Executive was employed prior to the year in which the Date of Termination occurs and (ii) each partial calendar year in which Executive was employed for at least one-half of such calendar year treating the amounts paid in such year as annual amounts for purposes of computing the average amounts);

(ii)           the Company shall pay to Executive in a lump sum in cash within 30 days after the Date of Termination a pro-rated bonus based upon the number of days in the year of termination through the Date of Termination relative to 365 and the target Annual Bonus in the year the Date of Termination occurs;

(iii)          the health benefits set forth under Other Benefits in Section 2(g) until the earlier of (x) the one year anniversary of the Date of Termination and (y) the date upon which executive receives similar health benefits from another Person;

(iv)          full vesting of all Company equity awards as of the Date of Termination; and

(v)           continuing exercisability of all stock options and stock appreciation rights for the lesser of (x) 12 months after the Date of Termination or (y) the remainder of their term.

(d)           Excise Taxes.

(i)            If any of the payments or benefits received or to be received by Executive pursuant to Section 6(c) above, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company are deemed by the Auditor (as defined below), the Company’s tax counsel (“Tax Counsel”) or the Internal Revenue Service to constitute an excess parachute payment under Section 280(G) of the Internal Revenue Code of 1986, as amended (the “Code”) (all such payments and benefits, excluding the Gross-Up Payment (which is defined below), being hereinafter referred to as the “Total Payments”), the Company shall pay to Executive an additional amount (the “Gross-Up Payment”) such that the net amount retained by Executive, after deduction of any total excise tax, together with all applicable interest and penalties (collectively, the “Excise Tax”) Tax on the Total Payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment, shall be equal to the Total Payments.

(ii)           For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) all of the Total Payments shall be treated as “parachute payments” (within the meaning of Section 280G(b)(2) of the Code) unless, in the opinion of Tax Counsel reasonably acceptable to Executive and selected by the accounting firm which was, immediately prior to the change in control, the Company’s independent auditor (the “Auditor”), such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of Section 280G(b)(4)(A) of the Code, (ii) all “excess parachute payments” within the meaning of Section 280G(b)(l) of the Code shall be treated as subject to the Excise Tax unless, in the opinion of Tax Counsel, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered (within the meaning of Section 280G(b)(4)(B) of the Code) in excess of the base amount allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, and (iii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Auditor in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.  For purposes of determining the amount of the Gross-Up Payment, Executive shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of Executive’s residence on the Date of Termination (or if there is no Date of Termination, then the date on which the Gross-Up Payment is calculated for purposes of this Section 6(d)), net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.  If there has not been a Date of Termination with respect to Executive, the Company shall cause the Gross-Up Payment to be calculated within 30 days of a written request to that effect from Executive.

(iii)          Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments.

(iv)          The payments provided in this Section 6(d) shall be made not later than the fifth day following the Date of Termination (or if there is no Date of Termination, then the fifth day following date on which the Gross-Up Payment is calculated for purposes of this Section 6(d), provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Company shall pay to Executive on such day an estimate, as determined in good faith by the Company, in accordance with Section 6(c), of the minimum amount of such payments to which Executive is clearly entitled and shall pay the remainder of such payments (together with interest on the unpaid remainder) at 120% of the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth (30th) day after the occurrence of a Date of Termination.  At the time that payments are made under this Agreement, the Company shall provide Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or other advice the Company has received from Tax Counsel, the Auditor or other advisors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).

7.             Prohibited Activities.

(a)           Non-Solicitation and Business Relationships.  Executive agrees that during Executive’s employment by the Company and for one (1) year following Executive’s Date of Termination (the “Non-Solicitation Period”), Executive shall not, directly or indirectly, solicit, induce, or attempt to solicit or induce any officer, director, employee, consultant, agent or joint venture partner of the Company or any of its affiliates to terminate his, her or its employment or other relationship with the Company or any of its affiliates for the purpose of associating with any competitor of the Company or any of its affiliates, or otherwise encourage any such person to leave or sever his, her or its employment or other relationship with the Company or any of its affiliates for any other reason, or authorize the taking of such actions by any other person or entity, or assist or participate with any such person or entity in taking such action.

(b)           Non-Competition.  Executive acknowledges that the services to be rendered by him to the Company are of a special and unique character. In consideration of his employment hereunder, Executive agrees that during Executive’s employment by the Company and for the one-year period following the termination of Executive’s employment hereunder by either party for any reason (other than (i) due to and upon expiration of the Term of this Agreement because the Company has provided written notice not to extend the Employment Period pursuant to Section 2(a), (ii) termination by

Executive with Good Reason provided that a Change of  Control shall not have occurred prior to the Date of Termination, or (iii) termination by the Company of Executive without Cause), Executive will not engage, directly or indirectly, whether as principal, agent, representative, consultant, employee, partner, stockholder, limited partner, other investor or otherwise (other than a passive investment of not more than five percent (5%) of the stock, equity or other ownership interest of any corporation, partnership or other entity), within the United States of America, in any business that competes directly with the principal businesses conducted by the Company as of the Executive’s Date of Termination.

8.             Confidentiality.  Each party to this Agreement shall keep strictly confidential the terms of this Agreement, provided, that (i) either party to this Agreement may disclose the terms of this Agreement with the prior written consent of the other party, (ii) either party to this Agreement may disclose the terms of this Agreement to the extent necessary to comply with law or legal process, in which event the disclosing party shall notify the other party to this Agreement as promptly as practicable (and, if possible, prior to making such disclosure), (iii) either party to this Agreement may disclose the terms of this Agreement to outside counsel, underwriters and accountants and (iv) the Company may disclose the terms of this Agreement in public filings with the Securities and Exchange Commission or other regulatory agencies, without notice to Executive, to the extent that it believes such disclosure to be prudent, necessary or required by applicable law in connection with the operation of the business of the Company and shall have the right to file a copy of this Agreement with such regulating agencies, it being understood that if this Agreement is so disclosed or filed, Executive shall thereafter be released from his obligation in respect of this Section 8.

9.             No Waiver.  No failure or delay on the part of the Company or Executive in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or Executive at law or in equity.  No waiver of or consent to any departure by either the Company or Executive from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof.  No amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by all parties hereto.  Any waiver of any provision of this Agreement, and any consent to any departure from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

10.           Severability of Provisions.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.  Moreover, if any one or more of the provisions contained in this

Agreement shall be held to be excessively broad as to duration, activity or subject, such provision shall be construed by limiting and reducing it so as to be enforceable to the maximum extent allowed by applicable law.

11.           Non-Assignability.  The rights and obligations of Executive under this Agreement are personal to Executive and may not be assigned or delegated to any other Person; provided, however, that nothing in this Agreement shall preclude Executive from designating any of his beneficiaries to receive any benefits payable hereunder upon his death, or his executors, administrators or other legal representatives from assigning any rights hereunder to the person or persons entitled thereto.

12.           Notices.  Any notice given hereunder shall be in writing and shall be deemed to have been given when delivered by messenger or courier service (against appropriate receipt), or mailed by registered or certified mail (return receipt requested), addressed as follows:

If to the Company:	NorthStar Realty Finance Corp.
399 Park Avenue, 18th Floor
New York, NY 10022
Attention: General Counsel

If to Executive:	Albert Tylis
399 Park Avenue, 18th Floor
New York, NY 10022

or at such other address as shall be indicated to the parties hereto in writing.  Notice of change of address shall be effective only upon receipt.

13.           Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and to be entirely performed within such State.

14.           Dispute Resolution.

(a)           Subject to the provisions of Section 14(b), any dispute, controversy or claim arising between the parties relating to this Agreement, or otherwise relating in any way to Executive’s employment by or interest in the Company or any of its affiliate (whether such dispute arises under any federal, state or local statute or regulation, or at common law), shall be resolved by final and binding arbitration before a single arbitrator, selected by the American Arbitration Association in accordance with its rules pertaining at the time the dispute arises.  In such arbitration proceedings, the arbitrator shall have the discretion, to be exercised in accordance with applicable law, to allocate among the parties the arbitrator’s fees, tribunal and other administrative costs.  If Executive prevails on at least one material issue in dispute, the Company shall reimburse Executive for the reasonable fees and costs of his counsel (and the arbitrator shall be requested to rule on whether Executive has so prevailed).  The award of the arbitrator may be confirmed before and entered as a judgment of any court having jurisdiction over the parties.

(b)           The provisions of Section 14(a) shall not apply with respect to any application made by the Company for injunctive relief under this Agreement.

15.           Section 409A.  If any compensation or benefits provided by this Agreement may result in the application of Section 409A of the Code, the Company shall, in consultation with Executive, modify the Agreement in the least restrictive manner necessary in order to, where applicable, (a) exclude such compensation from the definition of “deferred compensation” within the meaning of such Section 409A or (b) comply with the provisions of such Section 409A, other applicable provision(s) of the Code and/or any rules, regulations or other regulatory guidance issued under such statutory provisions and to make such modifications, in each case, without any diminution in the value of the payments to Executive.  To the extent required in order to comply with Section 409A of the Code, amounts and benefits to be paid or provided to Executive under Section 6 of this Agreement shall be paid or provided to Executive on the first business day after the date that is six months following the Date of Termination.

16.           Headings.  The paragraph headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

17.           Entire Agreement.  This Agreement and any agreements executed contemporaneously herewith constitute the entire agreement between the parties with respect to the matters set forth herein, and there are no promises or undertakings with respect thereto relative to the subject matter hereof not expressly set forth or referred to herein or therein.

18.           Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

/s/ Albert Tylis
Albert Tylis

NORTHSTAR REALTY FINANCE CORP.

By:	/s/ David T. Hamamoto
	Name:	David T. Hamamoto
	Title:	Chief Executive Officer